Exhibit 21
HEALTHSOUTH CORPORATION
SUBSIDIARY LIST

Subsidiary Name	State of Incorporation	D/B/A Names
Advantage Health, LLC	DE
AnMed Enterprises, Inc./HealthSouth, L.L.C.	SC	AnMed Health Rehabilitation Hospital, an affiliate entity of AnMed Health and HealthSouth Corporation
Beaumont Rehab Associates, Inc.	DE	HealthSouth Rehabilitation Center - Beaumont
HealthSouth Rehabilitation Hospital of Beaumont
HealthSouth Home Health Agency of Beaumont
BJC/HealthSouth Rehabilitation Center, L.L.C.	MO	The Rehabilitation Institute of St. Louis
The Orthopedic Center
The Milliken Hand Center
Central Arkansas Rehabilitation Associates, L.P.	DE	St. Vincent Rehabilitation Hospital
Central Louisiana Rehab Associates, L.P.	DE	HealthSouth Rehabilitation Hospital of Alexandria
CMS Alexandria Rehabilitation, LLC	DE
CMS Development and Management Company, Inc.	DE
CMS Fayetteville Rehabilitation, Inc.	DE
CMS Jonesboro Rehabilitation, Inc.	DE	HealthSouth Rehabilitation Hospital of Jonesboro
CMS Rehab of WF, L.P.	DE	HealthSouth Rehabilitation Hospital of Wichita Falls
HealthSouth Home Health Agency of Wichita Falls
Continental Medical of Arizona, Inc.	DE
Continental Medical Systems, Inc.	DE
Continental Rehab of W.F., Inc.	TX
Continental Rehabilitation Hospital of Arizona, Inc.	DE
HCA Wesley Rehabilitation Hospital, Inc.	DE	Wesley Rehabilitation Hospital, An Affiliate of HealthSouth
Wesley Home Health
HCS Limited
HealthSouth Arizona Real Estate, LLC	DE
HealthSouth Aviation, LLC	DE
HealthSouth Bakersfield Rehabilitation Hospital, LLC	DE	HealthSouth Bakersfield Rehabilitation Hospital
HealthSouth California Real Estate, LLC	DE
HealthSouth Colorado Real Estate, LLC	DE
HealthSouth Deaconess Holdings, LLC	DE
HealthSouth Georgia Real Estate, LLC	DE
HealthSouth Harmarville Rehabilitation Hospital, LLC	DE	HealthSouth Harmarville Rehabilitation Hospital
Harmarville Home Health Agency
Harmarville Transitional Rehabilitation Unit
HealthSouth Indiana Real Estate, LLC	DE
HealthSouth Joint Ventures Holdings, LLC	DE
HealthSouth Kansas Real Estate, LLC	DE

HealthSouth Kentucky Real Estate, LLC	DE
HealthSouth Littleton Rehabilitation, LLC	DE	HealthSouth Rehabilitation Hospital of Denver
HealthSouth Martin County Holdings, LLC	DE
HealthSouth Mesa Rehabilitation Hospital, LLC	DE	HealthSouth East Valley Rehabilitation Hospital
HealthSouth Northern Kentucky Rehabilitation Hospital, LLC	DE	HealthSouth Northern Kentucky Rehabilitation Hospital
HealthSouth of Altoona, LLC	DE
HealthSouth of Austin, Inc.	DE	HealthSouth Rehabilitation Hospital of Austin
HealthSouth At Home
HealthSouth of Dothan, Inc.	AL	HealthSouth Rehabilitation Hospital
HealthSouth of East Tennessee, LLC	DE	HealthSouth Rehabilitation Hospital
HealthSouth of Erie, LLC	DE	HealthSouth Rehabilitation Hospital of Erie
HealthSouth of Fort Smith, LLC	DE	HealthSouth Rehabilitation Hospital of Fort Smith
HealthSouth Outpatient Rehabilitation
HealthSouth Sleep Disorder Center
HealthSouth of Georgia, LLC	DE
HealthSouth of Henderson, Inc.	DE	HealthSouth Rehabilitation Hospital of Henderson
HealthSouth Home Health of Henderson
HealthSouth of Houston, Inc.	DE	HealthSouth Rehabilitation Hospital The Woodlands
HealthSouth Home Health Agency of Houston
HealthSouth of Midland, Inc.	DE	HealthSouth Rehabilitation Hospital of Midland/Odessa
HealthSouth Home Care of Midland-Odessa
HealthSouth of Montgomery, Inc.	AL	HealthSouth Rehabilitation Hospital of Montgomery
HealthSouth of Nittany Valley, Inc.	DE	HealthSouth Nittany Valley Rehabilitation Hospital
HealthSouth Rehabilitation Center of Lewistown
HealthSouth Rehabilitation Center of Mifflintown
HealthSouth of Phenix City, Inc.	DE
HealthSouth of Reading, LLC	DE	HealthSouth Reading Rehabilitation Hospital
HealthSouth Reading Rehabilitation Hospital- Pottstown
HealthSouth Reading Rehab at Home
HealthSouth of San Antonio, Inc.	DE	HealthSouth Rehabilitation Institute of San Antonio (RIOSA)
HealthSouth RIOSA Home Health Agency
HealthSouth of Sea Pines Limited Partnership	AL	HealthSouth Sea Pines Rehabilitation Hospital
Sea Pines Home Health Services
HealthSouth of South Carolina, Inc.	DE	HealthSouth Rehabilitation Hospital of Columbia
HealthSouth of Spring Hill, Inc.	DE	HealthSouth Rehabilitation Hospital of Spring Hill
HealthSouth Home Health of Spring Hill
HealthSouth of Texarkana, Inc.	DE	HealthSouth Rehabilitation Hospital of Texarkana
HealthSouth of Texarkana Home Care Agency
HealthSouth of Texas, Inc.	TX	HealthSouth Rehabilitation Hospital of Fort Worth
HealthSouth Rehabilitation Hospital of Humble
HealthSouth of Toms River, LLC	DE	HealthSouth Rehabilitation Hospital of Toms River

HealthSouth of Treasure Coast, Inc.	DE	HealthSouth Treasure Coast Rehabilitation Hospital
HealthSouth of Utah, Inc.	DE	HealthSouth Rehabilitation Hospital of Utah
HealthSouth Transitional Care Unit
HealthSouth Home Care
HealthSouth of York, LLC	DE	HealthSouth Rehabilitation Hospital of York
HealthSouth Rehabilitation Center of Industrial Highway
HealthSouth Rehabilitation Center - Red Lion
HealthSouth Rehabilitation Center- Shrewsbury
HealthSouth Therapy at Home
HealthSouth-Normandie Drive
HealthSouth of Yuma, Inc.	DE
HealthSouth Ohio Real Estate, LLC	DE
HealthSouth Owned Hospitals Holdings, LLC	DE
HealthSouth Plano Rehabilitation Hospital, LLC	DE	HealthSouth Plano Rehabilitation Hospital
HealthSouth Home Health of Plano
HealthSouth Rehabilitation Specialists-Plano
HealthSouth Real Estate, LLC	DE
HealthSouth Rehabilitation Center of New Hampshire, Inc.	DE	HealthSouth Rehabilitation Hospital
HealthSouth Rehabilitation Center, Inc.	SC	HealthSouth Rehabilitation Hospital of Florence
HealthSouth Rehabilitation Hospital at Drake, LLC	DE	HealthSouth Rehabilitation Hospital at Drake
HealthSouth Rehabilitation Hospital of Altoona, LLC	DE	HealthSouth Rehabilitation Hospital of Altoona
HealthSouth Rehabilitation Center - Regency Square
HealthSouth Rehabilitation Center - Tyrone
HealthSouth Rehabilitation Center - Ebensburg
HealthSouth Rehabilitation Center - Meadowbrook Plaza
HealthSouth Rehabilitation Center - Bedford
HealthSouth Rehabilitation Hospital of Arlington, LLC	DE	HealthSouth Rehabilitation Hospital of Arlington
HealthSouth Rehabilitation Hospital of Cypress, LLC	DE	HealthSouth Rehabilitation Hospital of Cypress
HealthSouth Rehabilitation Hospital of Desert Canyon, LLC	DE	HealthSouth Desert Canyon Rehabilitation Hospital
HealthSouth Rehabilitation Hospital of Fredericksburg, LLC	DE	HealthSouth Rehabilitation Hospital of Fredericksburg
HealthSouth Rehabilitation Hospital of Gadsden, LLC	DE	HealthSouth Rehabilitation Hospital of Gadsden
HealthSouth Rehabilitation Hospital of Hampton Roads, LLC	DE
HealthSouth Rehabilitation Hospital of Jonesboro, LLC	AR
HealthSouth Rehabilitation Hospital of Largo, LLC	DE	HealthSouth Rehabilitation Hospital of Largo
HealthSouth Rehabilitation Hospital of Las Vegas, LLC	DE	HealthSouth Rehabilitation Hospital of Las Vegas

HealthSouth Rehabilitation Hospital of Manati, Inc.	DE	HealthSouth Rehabilitation Hospital of Manati
HealthSouth Rehabilitation Hospital of Marion County, LLC	DE	HealthSouth Rehabilitation Hospital of Ocala
HealthSouth Rehabilitation Hospital of Martin County, LLC	DE	HealthSouth Rehabilitation Hospital at Martin Health
HealthSouth Rehabilitation Hospital of Mechanicsburg, LLC	DE	HealthSouth Rehabilitation Hospital of Mechanicsburg
HealthSouth Rehabilitation Hospital of Miami, LLC	DE	HealthSouth Rehabilitation Hospital of Miami
HealthSouth Rehabilitation Hospital of New Mexico, Inc.	DE	HealthSouth Rehabilitation Hospital
HealthSouth Home Health of Albuquerque
HealthSouth Rehabilitation Hospital of Northern Virginia, LLC	DE	HealthSouth Rehabilitation Hospital of Northern Virginia
HealthSouth Rehabilitation Hospital of Petersburg, LLC	DE	HealthSouth Rehabilitation Hospital of Petersburg
HealthSouth Rehabilitation Hospital of Polk County, LLC	DE
HealthSouth Rehabilitation Hospital of San Juan, Inc.	DE	HealthSouth Rehabilitation Hospital of San Juan
HealthSouth Outpatient Therapy of San Juan
HealthSouth Rehabilitation Hospital of Sarasota, LLC	DE	HealthSouth Rehabilitation Hospital of Sarasota
HealthSouth Rehabilitation Hospital of Seminole County, LLC	DE
HealthSouth Rehabilitation Hospital of Sewickley, LLC	DE	HealthSouth Rehabilitation Hospital of Sewickley
HealthSouth Rehabilitation Hospital of South Jersey, LLC	DE	HealthSouth Rehabilitation Hospital of Vineland
HealthSouth Rehabilitation Hospital of Sugar Land, LLC	DE	HealthSouth Sugar Land Rehabilitation Hospital
HealthSouth Rehabilitation Hospital of Tallahassee, LLC	DE	HealthSouth Rehabilitation Hospital of Tallahassee
HealthSouth Rehabilitation Hospital of Williamson County, LLC	TN
HealthSouth Rehabilitation Institute of Tucson, LLC	AL	HealthSouth Rehabilitation Institute of Tucson
HealthSouth Home Health of Tucson
HealthSouth Scottsdale Rehabilitation Hospital, LLC	DE	HealthSouth Scottsdale Rehabilitation Hospital
HealthSouth Sea Pines Holdings, LLC	DE
HealthSouth Sunrise Rehabilitation Hospital, LLC	DE	HealthSouth Sunrise Rehabilitation Hospital
HealthSouth Sunrise Outpatient Center
HealthSouth Sunrise Comprehensive Pain Care Center
Outpatient Therapy and Day Rehab
HealthSouth Sunrise Home Health Services
HealthSouth Texas Real Estate, LLC	DE
HealthSouth Tucson Holdings, LLC	DE
HealthSouth Valley of the Sun Rehabilitation Hospital, LLC	DE	HealthSouth Valley of The Sun Rehabilitation Hospital
HealthSouth Home Health of Phoenix

HealthSouth Walton Rehabilitation Hospital, LLC	DE	HealthSouth Walton Rehabilitation Hospital
HealthSouth West Virginia Real Estate, LLC	DE
HealthSouth Williamson County Real Estate, LLC	DE
HealthSouth/Deaconess L.L.C.	IN	HealthSouth Deaconess Rehabilitation Hospital
HealthSouth/GHS Limited Liability Company	PA	Geisinger HealthSouth Rehabilitation Hospital
Geisinger HealthSouth Rehabilitation Center of Danville
Geisinger HealthSouth Rehabilitation Center of Berwick
Geisinger HealthSouth Rehabilitation Center of Selinsgrove
Geisinger HealthSouth Rehabilitation - Hospital Outpatient Center
Geisinger HealthSouth Rehabilitation Center of Milton
Geisinger HealthSouth Rehabilitation Center of Bucknell
HealthSouth/Maine Medical Center Limited Liability Company	ME	New England Rehabilitation Hospital of Portland, a Joint Venture of Maine Medical Center and HealthSouth
HealthSouth/Methodist Rehabilitation Hospital Limited Partnership	TN	HealthSouth Rehabilitation Hospital of Memphis
HealthSouth Rehabilitation Hospital-North
K.C. Rehabilitation Hospital, Inc.	DE	Mid America Rehabilitation Hospital
Kansas Rehabilitation Hospital, Inc.	DE	Kansas Rehabilitation Hospital
KRH Home Health Care
Lakeshore System Services of Florida, Inc.	FL	HealthSouth Emerald Coast Rehabilitation Hospital
Lakeview Rehabilitation Group Partners	KY	HealthSouth Lakeview Rehabilitation Hospital of Central Kentucky
HealthSouth Lakeview Outpatient
New England Rehabilitation Management Co., LLC	NH
New England Rehabilitation Services of Central Massachusetts, Inc.	MA	Fairlawn Rehabilitation Hospital
Northwest Arkansas Rehabilitation Associates	AR	HealthSouth Rehabilitation Hospital, a Partner with Washington Regional
Piedmont HealthSouth Rehabilitation, LLC	SC	HealthSouth Rehabilitation Hospital of Rock Hill
Plano Health Associates Limited Partnership	DE
Rebound, LLC	DE	HealthSouth Lakeshore Rehabilitation Hospital
HealthSouth Lakeshore Outpatient
HealthSouth Rehabilitation Hospital of North Alabama
HealthSouth Chattanooga Rehabilitation Hospital
HealthSouth Rehabilitation Hospital of Huntington
HealthSouth Cane Creek Rehabilitation Hospital
Rehab Concepts Corp.	DE

Rehabilitation Hospital Corporation of America, LLC	DE	HealthSouth Chesapeake Rehabilitation Hospital
HealthSouth Chesapeake Rehab Home Health Agency
HealthSouth Rehabilitation Hospital of Virginia
HealthSouth Western Hills Regional Rehabilitation Hospital
HealthSouth Western Hills Outpatient
HealthSouth Inpatient Rehabilitation Unit at Camden-Clark Memorial Hospital
HealthSouth Southern Hills Rehabilitation Hospital
HealthSouth Outpatient Therapy Services
Rehabilitation Hospital of Colorado Springs, Inc.	DE	HealthSouth Rehabilitation Hospital of Colorado Springs
HealthSouth Home Health of Colorado Springs
Rehabilitation Hospital of Phenix City, L.L.C.	AL	Regional Rehabilitation Hospital
Rehabilitation Hospital of Plano, LLC	TX
Rehabilitation Institute Of Western Massachusetts, LLC	MA	HealthSouth Rehabilitation Hospital of Western Massachusetts
Rusk Rehabilitation Center, L.L.C.	MO	Rusk Rehabilitation Center, a Joint Venture of HealthSouth and the University of Missouri - Columbia
Saint Barnabas/HealthSouth Rehabilitation Center L.L.C.	NJ	HealthSouth Rehabilitation Hospital of Tinton Falls
Sherwood Rehabilitation Hospital, Inc.	DE
Southern Arizona Regional Rehabilitation Hospital, L.P.	DE	HealthSouth Rehabilitation Hospital of Southern Arizona
Tarrant County Rehabilitation Hospital, Inc.	TX	HealthSouth City View Rehabilitation Hospital
HealthSouth Tarrant County Home Health
Trident Neurosciences Center, LLC	SC	HealthSouth Rehabilitation Hospital of Charleston
Tyler Rehab Associates, L.P.	DE	Trinity Mother Frances Rehabilitation Hospital, Affiliated with HealthSouth
Trinity Mother Frances Home Health Services
Tyler Rehabilitation Hospital, Inc.	TX
University of Virginia/HealthSouth L.L.C.	VA	UVA-HealthSouth Rehabilitation Hospital
UVa-HealthSouth Sports Medicine & Rehabilitation Center
Van Matre Rehabilitation Center LLC	IL	Van Matre HealthSouth Rehabilitation Hospital
Vanderbilt Stallworth Rehabilitation Hospital, L.P.	TN	Vanderbilt Stallworth Rehabilitation Hospital
Wellmont/HealthSouth IRF, LLC	DE	The Rehabilitation Hospital of Southwest Virginia
West Virginia Rehabilitation Hospital, Inc.	WV	HealthSouth Mountain View Regional Rehabilitation Hospital
HealthSouth Mountainview at Bridgeport
Western Medical Rehab Associates, L.P.	DE	HealthSouth Tustin Rehabilitation Hospital
Western Neuro Care, Inc.	DE
Yuma Rehabilitation Hospital, LLC	AZ	Yuma Rehabilitation Hospital, a Partnership of HealthSouth & YRMC